EXHIBIT 10(aa)



                          SAFETY INCENTIVE PLAN

                  FOR NON-OPERATING AGREEMENT EMPLOYEES

A. INTRODUCTION - The Norfolk Southern Safety Incentive Plan for Non-Operating Agreement Employees ("SIP") is designed to provide an additional incentive to work safely through Safety Incentive Awards ("Awards") to eligible agreement employees who work without injury during the contest year.

B. ELIGIBILITY AND COVERED EMPLOYMENT - An "eligible employee is an employee of Norfolk Southern Corporation or one of its rail subsidiaries or affiliates (the "Company") who works in a department or unit in Appendix A during a calendar year a sufficient number of hours in "covered employment" equal to that required to earn vacation. "Covered employment" is employment in a position covered by a collective bargaining agreement. Partially excepted positions classified as 3A or 3B are not considered covered employment. To qualify for an Award for a given year, an eligible employee must work in covered employment for more than half of that year in a single contest group and must have payroll activity of at least 960 hours during that year in that single contest group. "Payroll activity" includes pay for straight time, overtime, vacation, holiday, sick leave and any other hourly compensation made through the payroll process. The eligible groups are listed in Appendix A. The definition and scope of the term "eligible employee" and other terms herein, without limitation, are subject to change at any time, at the sole discretion of the Company.

C.    SAFETY INCENTIVE AWARDS -
      1. The Company will award 5 shares of Norfolk Southern Corporation common stock (as may be adjusted as appropriate by the Company in the event of any recapitalization, stock split or other change affecting the capital structure of the Company) to each eligible employee who (i) is a qualifying member of a contest team listed in Groups 1, 2, 3 or 4 of Appendix A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees which has no reportable injuries for the contest year and (ii) works in covered employment without injury during the contest year.

      2. The Company will award 6 shares of Norfolk Southern Corporation common stock (as may be adjusted as appropriate by the Company in the event of any recapitalization, stock split or other change affecting the capital structure of the Company) to each eligible employee who is a member of a winning contest team listed in Group 5 of Appendix A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees and who works in covered employment without injury during the contest year. A winning contest team in Group 5 of Appendix A shall be that contest team which achieves the lowest FRA Reportable Injury Ratio of all contest teams in its group during the contest year (if there is only one team listed in Group 5, then that team shall compete with the Group 2 Terminals listed in Appendix A to the Norfolk Southern Safety Incentive Plan for Operating Agreement Employees, for purposes of this Award and the additional Award described in the second sentence following). In case of ties, duplicate Awards will be provided. The Company will also award an additional 2 shares of Norfolk Southern Corporation common stock (as may be adjusted as appropriate by the Company in the event of any recapitalization, stock split or other change affecting the capital structure of the Company) to each eligible employee who works in covered employment without injury during the contest year and is a member of a winning contest team listed in Group 5 of Appendix
      A in the annual Norfolk Southern Safety Performance Contest for Non-Operating Agreement Employees which achieves a FRA Reportable Injury Ratio of zero.

D. WORKING WITHOUT INJURY - In order to be considered as having worked in covered employment without injury during a contest year for purposes of SIP, an eligible employee must not be named as being injured in an FRA-reportable accident/injury report during that year. In the event that an eligible employee is named as being injured in any such report while employed in covered employment, he/she and, except as otherwise provided herein for winning contest teams in Group 5 of Appendix A, his/her contest team will not be eligible for an Award during the contest year. Failure by an eligible employee to make a proper report of an injury during covered employment will result in his/her being removed from consideration for an Award in the calendar year in which the unreported injury occurred, and, if it is a different year, in the year in which the Company learns of the failure to make a proper report.

E. SIP ADMINISTRATION - The SIP will be administered by the Safety Department. Employee injury statistics for eligible employees will be maintained by the Safety Department.

F. TERMINATION AND AMENDMENT - The Company has and reserves the right to terminate or amend SIP at any time and for any reason, in its sole discretion.

                                  APPENDIX A

                               NORFOLK SOUTHERN
                       SAFETY PERFORMANCE CONTEST GROUPS
                     FOR NON-OPERATING AGREEMENT EMPLOYEES



      Group 1 - IT, Law, Treasurer, Material Management and All
      Ancillary Groups


      Group 2 - Accounting - Atlanta

      Group 3 - Accounting - Roanoke

      Group 4 - Marketing

      Group 5 - East Carolina Business Unit

                        SAFETY INCENTIVE PLAN

                   FOR OPERATING AGREEMENT EMPLOYEES

A. INTRODUCTION - The Norfolk Southern Safety Incentive Plan ("SIP") is designed to provide an additional incentive to work safely through Safety Incentive Awards ("Awards") to eligible agreement employees who work without injury during the contest period.

B. ELIGIBILITY AND COVERED EMPLOYMENT - An "eligible employee" is an employee of Norfolk Southern Corporation or one of its rail subsidiaries or affiliates (the "Company") who works in the Operations Division during a calendar year a sufficient number of hours in "covered employment" equal to that required to earn vacation. "Covered employment" is employment in a position covered by a collective bargaining agreement. To qualify for an Award for a given year, an eligible employee must work in covered employment for more than half of that year in a single contest group and must have payroll activity of at least 960 hours during that year in that single contest group.
     "Payroll activity" includes pay for straighttime, overtime, vacation, holiday, sickleave and any other hourly compensation made through the payroll process. The eligible groups and competitive groupings are listed in the "Norfolk Southern Safety Performance Contest Groups," which is attached as Appendix A. The definition and scope of the term "eligible employee" and other terms herein, without limitation, are subject to change at any time, at the sole discretion of the Company.


C. SAFETY INCENTIVE AWARDS - The Company will award 6 shares of Norfolk Southern Corporation common stock (as may be adjusted as appropriate by the Company in the event of any recapitalization, stock split or other change affecting the capital structure of the Company) to each eligible employee who is a member of a winning contest team in the annual Norfolk Southern Safety Performance Contest and who works in covered employment without injury during the contest year. A winning contest team shall be that contest team which achieves the lowest FRA Reportable Injury Ratio of all contest teams in its group during the contest year. In case of ties, duplicate Awards will be provided. The Company will also award an additional 2 shares of Norfolk Southern Corporation common stock to each eligible employee who works in covered employment without injury during the contest year and is a member of a winning contest team in the annual Norfolk Southern Safety Performance Contest which achieves a FRA Reportable Injury Ratio of zero.

D. WORKING WITHOUT INJURY - In order to be considered as having worked in covered employment without injury during a contest year for purposes of SIP, an eligible employee must not be named as being injured in any FRA-reportable accident/injury report during that year. In the event that an eligible employee is named as being injured in any such report while employed in covered employment, he/she will not be eligible for an Award during the Contest year. Failure by an eligible employee to make a proper report of an injury during covered employment will result in his/her being removed from consideration for an Award in the calendar year in which the unreported injury occurred, and, if it is a different year, in the year in which the Company learns of the failure to make a proper report.


E. EXCEPTIONS - If a Department Head, after consultation with the Law Department, determines that an injured employee in that Department was not at fault and could not have avoided the injury, the employee's injury-free status for SIP purposes will be restored. The determination made by the Department Head will be final and there will be no appeal.

F. SIP ADMINISTRATION - The SIP will be administered by the Safety Department. Employee injury statistics for eligible employees will be maintained by the Safety Department.

G. TERMINATION AND AMENDMENT - The Company has and reserves the right to terminate or amend SIP at any time and for any reason, in its sole discretion.

                                APPENDIX A
             NORFOLK SOUTHERN SAFETY PERFORMANCE CONTEST GROUPS

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A.	TRANSPORTATION DEPARTMENT CONTEST

GROUP 1 DIVISIONS               GROUP 2 DIVISIONS

DEARBORN DIVISION               PIEDMONT DIVISION
PITTSBURGH DIVISION             POCAHONTAS DIVISION
HARRISBURG DIVISION             GEORGIA DIVISION
LAKE DIVISION                   CENTRAL DIVISION
ILLINOIS DIVISION               ALABAMA DIVISION
VIRGINIA DIVISION


GROUP 1 TERMINALS               GROUP 2 TERMINALS

ATLANTA                             ALLENTOWN
BELLEVUE                            BROSNAN
COLUMBUS                            CHARLOTTE
CHICAGO                             CINCINNATI
CONWAY                              DETROIT
DEBUTTS                             FT. WAYNE
DECATUR                             LOUISVILLE
ELKHART                             NEW ORLEANS
HARRISBURG                          SAVANNAH
KANSAS CITY                         SEVIER
NORFOLK                             SHEFFIELD
NORRIS                              SPENCER
ROANOKE                             TOLEDO
ST. LOUIS



B.	MECHANICAL DEPARTMENT CONTEST

TERRITORIES GROUP 1             TERRITORIES GROUP 2

DEARBORN                             LAKE
VIRGINIA/POCAHONTAS                  ALABAMA
PIEDMONT/GEORGIA                     ILLINOIS
CENTRAL                              PITTSBURGH
HOLLIDAYSBURG SHOP                   HARRISBURG

MECHANICAL SHOPS GROUP 1	  MECHANICAL SHOPS GROUP 2

CHATTANOOGA DIESEL                   BELLEVUE SHOP
ENOLA LD                             CONWAY LOCO
SHAFFERS SHOP LD                     ROANOKE SHOP LD
JUNIATA LD

***************************************************************

C.	ENGINEERING DEPARTMENT CONTEST

DIV ENG TERRITORIES GROUP 1	     DIV ENG TERRITORIES GROUP 2

HARRISBURG                           POCAHONTAS
DEARBORN                             ALABAMA
LAKE                                 ILLINOIS
PITTSBURGH                           GEORGIA
PIEDMONT                             CENTRAL
VIRGINIA

ENGINEERING MWS GANGS              ENGINEERING SHOPS

ATLANTA-TW                           CHARL ROADWAY
HARRISBURG                           PUMP REPAIR NORTH
PITTSBURGH                           PUMP REPAIR SOUTH
ROANOKE                              RDWAY MATL YD
SOMERSET



C&S GROUP 1                         C&S GROUP 2

GS-VIRGINIA                         GS-GEORGIA
GS-LAKE                             GS-POCAHONTAS
GS-PIEDMONT                         GS-CENTRAL
GS-PITTSBURGH                       GS-ALABAMA
GS-DEARBORN                         GS-ILLINOIS
GS-HARRISBURG


C&S CONSTRUCTION

EASTERN REGION
WESTERN REGION
LINES EAST - GANG
LINES WEST - CGA
NORTHERN REG-GRP1
NORTHERN REG-GRP2

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D.	SUPPORT SERVICES

ENGINEERING MISC
CUSTOMER SERVICES
TRANSPORTATION SERVICES
MECHANICAL HQ